Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Cerence Inc.

Burlington, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 29, 2022, relating to the consolidated financial statements and effectiveness of Cerence Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022.

/s/ BDO USA, LLP
Boston, Massachusetts

February 8, 2023